Registration No. 333-

As filed with the Securities and Exchange Commission on January 13, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Charter Financial Corporation

(Exact name of registrant as specified in its charter)

Federal	58-2659667
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

1233 O.G. Skinner Drive West Point, Georgia	31833
(Address of principal executive offices)	(Zip code)

Charter Financial Corporation 2001 Stock Option Plan

Charter Financial Corporation 2001 Recognition and Retention Plan

CharterBank 401(k) Plan

(Full title of plan)

Mr. Robert L. Johnson

President and Chief Executive Officer

1233 O.G. Skinner Drive

West Point, Georgia 31833

(Name and address of agent for service)

(706) 645-1391

(Telephone number, including area code, of agent for service)

Copies to:

Eric Luse, Esq.

Robert B. Pomerenk, Esq.

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, par value $0.01 per share	572,775 (1) (2)	$10.79 (5)	$6,180,242	$718.00
Common stock, par value $0.01 per share	80,518 (1) (3)	$9.00 (6)	$724,662	$85.00
Common stock, par value $0.01 per share	83,963 (1) (4)	$9.00 (6)	$755,667	$88.00
Participation Interests	— (7)	—	—	— (8)

(1)	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Charter Financial Corporation 2001 Stock Option Plan, as amended (“Option Plan”) and the Charter Financial Corporation 2001 Recognition and Retention Plan, as amended (the “RRP”, and together with the Option Plan, the “Stock Benefit Plans”) as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Charter Financial Corporation (the “Company”) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents the number of shares of common stock currently reserved for issuance for options that have been granted but have not been exercised by the recipient pursuant to the Option Plan.
(3)	Represents the number of shares of common stock currently reserved for issuance for options that are available to be granted pursuant to the Option Plan.
(4)	Represents the number of shares of common stock that: (i) have been awarded but are unvested; and (ii) are reserved for issuance under the RRP for grants of restricted stock.
(5)	Determined pursuant to Rule 457(h)(1) under the Securities Act upon the basis of the price at which the options may be exercised.
(6)	Determined pursuant to Rules 457(h)(1) and 457(c) under the Securities Act upon the basis of the average of the high and low prices reported on the Nasdaq Global Market on January 11, 2011.
(7)	Pursuant to Rule 416(c) under the Securities Act, which covers an indeterminate amount of interests to be offered or sold pursuant to the CharterBank 401(k) Plan (the “401k Plan”).
(8)	Pursuant to Rule 457(h)(3) of the Securities Act, no registration fee is required to be paid.

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act and Rule 462 under the Securities Act.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in Parts I and II of Form S-8 have been or will be sent or given to participants in the Stock Benefit Plans and the 401(k) Plan as specified by Rule 428(b)(1) under the Securities Act.

Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) prospectuses that meet the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3. Incorporation of Documents by Reference.

The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

a) The latest prospectus filed pursuant to the Registration Statement on Form S-1 originally filed with the Commission on June 18, 2010 (Commission File No. 333-167634), as amended and declared effective on August 12, 2010;

b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the year covered by the prospectus filed pursuant to the Registration Statement on Form S-1 referred to in (a) above; and

c) The description of the Company’s common stock contained in the Form 8-A filed by the Company under the Exchange Act on September 28, 2010 (Commission File No. 001-34889)

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the Common Stock offered pursuant to the Stock Benefit Plans has been passed upon for the Registrant by the firm of Luse Gorman Pomerenk & Schick, P.C.

Item 6. Indemnification of Directors and Officers.

Provisions in the Company’s bylaws provide for indemnification of the Company’s directors and officers up to the fullest extent authorized by applicable law and regulations of the Office of Thrift Supervision (“OTS”). Section 545.121 of the OTS regulations are described below.

Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:

(a)	Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

(i)	Any amount for which that person becomes liable under a judgment in such action; and

(ii)	Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

(b)	Indemnification shall be made to such person under paragraph (b) of this Section only if:

(i)	Final judgment on the merits is in his or her favor; or

(ii)	In case of:

a.	Settlement,

b.	Final judgment against him or her, or

c.	Final judgment in his or her favor, other than on the merits,

if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the OTS at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the applicable Regional Director of the OTS, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

(c)	As used in this paragraph:

(i)	“Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

(ii)	“Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

(iii)	“Final Judgment” means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken; and

(iv)	“Settlement” includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. List of Exhibits.

Exhibit Number	Document

4	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (Commission File No. 333-167634) originally filed with the Commission on June 18, 2010, as amended and declared effective on August 12, 2010 (the “Form S-1”))

5	Opinion of Luse Gorman Pomerenk & Schick, A Professional Corporation

10.1	Charter Financial Corporation 2001 Stock Option Plan, as amended (Incorporated by reference to Exhibit 10.11 to the Form S-1)

10.2	Charter Financial Corporation 2001 Recognition and Retention Plan, as amended (Incorporated by reference to Exhibit 10.12 to the Form S-1)

10.3	CharterBank 401(k) Plan and Adoption Agreement (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Commission File No. 333-67402) filed with the Commission on August 13, 2001)

10.4	Investment Election Form for CharterBank 401(k) Plan Agreement (Incorporated by reference to Exhibit 4.2 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-8 (Commission File No. 333-67402) filed with the Commission on August 20, 2001)

23.1	Consent of Luse Gorman Pomerenk & Schick, A Professional Corporation (Contained in Exhibit 5)

23.2	Consent of Dixon Hughes PLLC

23.3	Consent of KPMG LLP

24	Power of Attorney (Contained on Signature Page)

Item 9. Undertakings.

The undersigned Company hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Benefit Plans or the 401(k) Plan;

4. That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, State of Georgia on January 13, 2011.

CHARTER FINANCIAL CORPORATION

By:	/s/ Robert L. Johnson
Robert L. Johnson
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Charter Financial Corporation (the “Company”) hereby severally constitute and appoint Robert L. Johnson, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Robert L. Johnson may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock issued under the Option Plan and the RRP and participation interests offered or sold to the 401(k) Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Robert L. Johnson shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Robert L. Johnson Robert L. Johnson	President, Chief Executive Officer and Director (Principal Executive Officer)	January 13, 2011

/s/ Curtis R. Kollar Curtis R. Kollar	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 13, 2011

/s/ David Z. Cauble, III David Z. Cauble, III	Director	January 13, 2011

/s/ Jane W. Darden Jane W. Darden	Director	January 13, 2011

/s/ William B. Hudson William B. Hudson	Director	January 13, 2011

/s/ Curti M. Johnson Curti M. Johnson	Director	January 13, 2011

/s/ Thomas M. Lane Thomas M. Lane	Director	January 13, 2011

/s/ David L. Strobel David L. Strobel	Director	January 13, 2011

EXHIBIT INDEX

Exhibit Number	Document

4	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (Commission File No. 333-167634) originally filed with the Commission on June 18, 2010, as amended and declared effective on August 12, 2010)

5	Opinion of Luse Gorman Pomerenk & Schick, A Professional Corporation

10.1	Charter Financial Corporation 2001 Stock Option Plan, as amended (Incorporated by reference to Exhibit 10.11 to the Form S-1)

10.2	Charter Financial Corporation 2001 Recognition and Retention Plan, as amended (Incorporated by reference to Exhibit 10.12 to the Form S-1)

10.3	CharterBank 401(k) Plan and Adoption Agreement (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Commission File No. 333-67402) filed with the Commission on August 13, 2001)

10.4	Investment Election Form for CharterBank 401(k) Plan Agreement (Incorporated by reference to Exhibit 4.2 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-8 (Commission File No. 333-67402) filed with the Commission on August 20, 2001)

23.1	Consent of Luse Gorman Pomerenk & Schick, A Professional Corporation (Contained in Exhibit 5)

23.2	Consent of Dixon Hughes PLLC

23.3	Consent of KPMG LLP

24	Power of Attorney (Contained on Signature Page)